Exhibit 10.1

EXECUTIVE AGREEMENT

This Executive Agreement (the “Agreement”) is made as of September 1st, 2022 (the “Effective Date”) by and between Starton Therapeutics, Inc., a Delaware corporation with its principal place of business located in New Jersey (the “Company”), and Pedro Lichtinger Waisman, an individual residing at 18975 Collins Avenue, Apartment 1201, Sunny Isles Beach, FL 33160 (the “Executive”).

WITNESSETH:

WHEREAS, the Company desires to secure the services of the Executive in accordance with the provisions of this Agreement; and

WHEREAS, the Executive desires and is willing to provide executive services for the Company in accordance with the provisions of this Agreement.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Engagement

(a) Position and Duties. The Company agrees to continue to engage the Executive to provide services as a consultant while the Company is privately owned and then, upon an initial public offering of the Company’s common stock or the Company’s or its Parent Company’s (as defined below) entering into a binding agreement, transaction, series of transactions (including but not limited to a reverse or other merger), or a combination agreement, any one of which results in or is intended to result in the common stock of the Company (or its successor or surviving entity) being publicly traded (hereinafter, “IPO”), Executive shall automatically become an employee in accordance with the terms of the Executive Employment Agreement, attached hereto as Exhibit A. The Company agrees to continue to engage the Executive for services commensurate with the position of Chief Executive Officer and to continue the appointment of the Executive as Chairman of the Board of Directors of the Company (“CEO and Chairman”) in accordance with the terms of this Agreement, and Exhibit A in the event of an IPO. During the period of this Agreement, the Executive shall not be considered an employee of the Company, but shall provide services to the Company as an independent contractor in accordance with the terms hereunder. The Executive shall perform the duties and functions as are customarily carried out by a CEO and Chairman of a developer of pharmaceutical or medical products of a size comparable to the Company, and as the Board of Directors of the Company shall from time to time reasonably determine. Without limiting the generality of the immediately preceding sentence, the Executive’s duties shall include managing the Company in its efforts to conduct continuous delivery transdermal research and development of technologies and products for improving patient outcomes in oncology, and other therapeutic area potential indications and delivery technologies resulting from the research of the Company. The Executive shall devote working time, energy and skill to the business of the Company as is necessary in order to perform such duties faithfully, competently and diligently; provided, however, that notwithstanding any provision in this Agreement to the contrary, the Executive shall remain free to pursue other business interests from time to time while providing services to the Company as an independent consultant, and shall not be precluded from devoting reasonable periods of time to serving as a director of companies or organizations which have been approved in advance by the Board of Directors of the Company. At present, the Executive is a member of the Board of Directors of Applied Biological Laboratories Inc. and is an Advisory Board member for Zero Gravity Solutions, Inc. and Pike Therapeutics, Inc., and the Company continues to approve the Executive’s memberships on these enumerated boards.

(b) No Conflicting Obligations. The Executive represents and warrants to the Company that the Executive is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with the Executive’s obligations under this Agreement or that would prohibit the Executive, contractually or otherwise, from performing the Executive’s services under this Agreement.

2. Compensation

(a) Annual Rate. The Executive shall be paid compensation at annual rate during this Agreement, as follows: (i) during the period of private ownership of the Company prior to an IPO, Three Hundred and Fifteen Thousand U.S. Dollars ($315,000). In the event of an IPO, the Executive shall automatically become an employee in accordance with the terms of the Executive Employment Agreement, attached hereto as Exhibit A, which then becomes the operative agreement between the parties regarding the Executive’s engagement with the Company. The Executive’s annual compensation rate of $315,000 per year shall be payable in equal installments once per month on the first calendar day of each month, during the term of this Agreement. The Executive’s annual compensation rate shall be subject to periodic review for upward adjustment only by the Company.

(b) Additional Compensation. The Executive shall be eligible to receive an additional annual cash award in an amount of fifty percent (50%) of his annual rate under subsection (a) of this Section for that calendar year upon achievement of reasonable targets and goals for the year determined by the Board after consultation with the Executive. The Executive’s right to additional bonus compensation shall accrue as of December 31 each year of his consultancy and shall be paid on or before March 15 of the following year regardless of whether or not he continues to be engaged or employed by the Company at that time.

(c) Expense Reimbursements. The Company shall reimburse the Executive for reasonable travel and other business expenses incurred by the Executive in the performance of the Executive’s duties under this Agreement, subject to the policies and procedures in effect from time to time, and provided that the Executive submits supporting vouchers, receipts, or other documentation.

(d) Equity Interests.

(i) Founders Stock and Options. The parties acknowledge and agree that the Company’s parent company Starton Therapeutics, Inc. of British Columbia, Canada (“Parent Company”) has granted the Executive (1) Twelve Million (12,000,000) founder shares, and (2) options to purchase another Two Million Five Hundred Thousand (2,500,000) of the Parent Company’s common stock.

(ii) IPO/Going Public Bonus Stock. If the Executive remains in continuous service with the Company through the closing of an IPO, the Company shall grant the Executive an additional One Million (1,000,000) shares of the Parent Company’s common stock (the “IPO Bonus Stock”). The IPO Bonus Stock shall be issued immediately following the closing of the IPO and shall be fully vested and non-forfeitable at all times after such stock is issued to the Executive. In addition to the IPO Bonus Stock, the Company will pay to the Executive a cash bonus (a “Tax Gross Up Bonus”) in the amount necessary for the Executive to pay all applicable Federal, state and local income and employment taxes due with respect to the IPO Bonus Stock and the Tax Gross Up Bonus, determined based on the highest federal, state and local marginal tax rates applicable to the Executive. The Tax Gross Up Bonus shall be paid to the Executive on, or as soon as practicable after, the closing date of the IPO but not later than three (3) business days after the closing of the IPO.

(iii) Transfer Rights. The Executive shall have the right, in his sole discretion, to direct the Company to transfer any or all of his shares of stock in the Company or Parent Company to a family trust designated by the Executive, in accordance with applicable United States tax laws and regulations: (1) to be controlled by the Executive and (2) to be established for the benefit of the Executive’s children in the event of the Executive’s death.

(e) Benefit Plans. The Executive shall not be entitled to medical, dental, disability and life insurance under applicable employee plans.

(f) Indemnification and Advancement. The Company shall provide the Executive with indemnification and defense, including without limitation the advancement of reasonable legal fees and costs, with regard to any claim, proceeding, suit, subpoena, hearing, arbitration, charge, complaint, action or cause of action (a “Proceeding”) which may be threatened or brought against the Executive, or which the Executive affirmatively initiates, in connection with actions or omissions which occurred during the Executive’s consultancy with the Company. The Executive shall be permitted to select counsel of his choice even in the event the Company (or any applicable Director’s and Officer’s liability carrier) assumes the defense of a Proceeding. Furthermore, if the Executive is made a defendant in a Proceeding initiated by either the Company, a former employee or consultant, officer or director of the Company, the Executive shall have the right to indemnification and advancement of fees and costs incurred as a result of his defense of such claims and his assertion of counterclaims in such a Proceeding.

3. Legal Status. Prior to an IPO, the Executive shall not be deemed an employee, partner, agent of, or joint venturer with the Company for any purpose. During such time, the Executive is and will remain an independent consultant or contractor in his relationship to the Company unless and until this agreement is terminated and the Executive Employment Agreement, attached hereto as Exhibit A, immediately becomes the operative agreement between the parties. Except as provided in this Agreement, the Executive shall have no claim against the Company for retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employment benefits of any kind.

4. Taxes. Except as provided in Section 9, the Executive shall be solely responsible for payment of all federal and state income taxes and social security and Medicare taxes and other legally required payments on sums received from the Company under this Agreement. The Company shall timely provide the Executive with a Form 1099 evidencing all payments made by the Company to the Executive during the term of the Agreement following the end of each calendar year.

5. Inventions/Intellectual Property/Confidential Information

(a) As used in this Agreement, “Intellectual Property” means any and all inventions, discoveries, formulas, improvements, writings, designs, or other intellectual property. Any and all Intellectual Property relating to or in any way pertaining to or connected with the systems, products, apparatus, or methods employed, manufactured, constructed, or researched by the Company, which the Executive may conceive or make while performing services for the Company shall be the sole and exclusive property of the Company. The Executive hereby irrevocably assigns and transfers to the Company all rights, title and interest in and to all Intellectual Property which the Executive conceives or makes while performing services for the Company that the Executive may in the future have under patent, copyright, trade secret, trademark or other law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company will be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, trademarks and other similar registrations with respect to such Intellectual Property.

(b) Execution of Documents; Power of Attorney. The Executive agrees to execute and sign any and all applications, assignments, or other instruments which the Company may deem necessary in order to enable the Company, at its expense, to apply for, prosecute, and obtain patents of the United States or foreign countries for the Intellectual Property, or in order to assign or convey to, perfect, maintain or vest in the Company the sole and exclusive right, title, and interest in and to the Intellectual Property. If the Company is unable after reasonable efforts to secure the Executive’s signature, cooperation or assistance in accordance with the preceding sentence because of the Executive’s incapacity, the Executive hereby designates and appoints the Company or its designee as the Executive’s agent and attorney-in-fact, to act on the Executive’s behalf, to execute and file documents and to do all other lawfully permitted acts necessary or desirable to perfect, maintain or otherwise protect the Company’s rights in the Intellectual Property.

(c) Disclosure of Intellectual Property. The Executive agrees to disclose promptly to the Company all Intellectual Property which the Executive may create or conceive solely, jointly, or commonly with others. This paragraph is applicable whether or not the Intellectual Property was made under the circumstances described in paragraph (a) of this Section. The Executive agrees to make such disclosures understanding that they will be received in confidence and that, among other things, they are for the purpose of determining whether or not rights to the related Intellectual Property is the property of the Company.

(d) Limitations. The obligations provided for by this Section 5, except for the requirements as to disclosure in paragraph 5(c), do not apply to any rights the Executive may have acquired in connection with Intellectual Property for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Executive’s own time and (i) which at the time of conception or reduction to practice does not relate directly or indirectly to the business of the Company, or to the actual or demonstrable anticipated research or development activities or plans of the Company, or (ii) which does not result from any work performed by the Executive for the Company. All Intellectual Property that (1) results from the use of equipment, supplies, facilities, or trade secret information of the Company; (2) relates, at the time of conception or reduction to practice of the invention, to the business of the Company, or actual or demonstrably anticipated research or development of the Company; or (3) results from any work performed by the Executive for the Company shall be assigned and is hereby assigned to the Company. If the Executive wishes to clarify that something created by the Executive prior to the Executive’s engagement with the Company that relates to the actual or proposed business of the Company is not within the scope of this Agreement, the Executive may list it on Exhibit B in a manner that does not violate any third party rights.

(e) Confidential and Proprietary Information. The Executive will have access to trade secrets and confidential information of the Company. Confidential Information means all information and ideas, in any form, relating in any manner to matters such as: products; formulas; technology and know-how; inventions; clinical trial plans and data; business plans; marketing plans; the identity, expertise, and compensation of employees and contractors; systems, procedures, and manuals; customers; suppliers; joint venture partners; research collaborators; licensees; and financial information. Confidential Information also shall include any information of any kind, whether belonging to the Company, or any third party, that the Company has agreed to keep secret or confidential under the terms of any agreement with any third party. Confidential Information does not include: (i) information that is or becomes publicly known through lawful means other than unauthorized disclosure by the Executive; (ii) information that was rightfully in the Executive’s possession prior to the Executive’s engagement with the Company and was not assigned to the Company or was not disclosed to the Executive in the Executive’s capacity as a director or other fiduciary of the Company; or (iii) information disclosed to the Executive, after the termination of the Executive’s engagement by the Company, without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from the Company, and who is not subject to an obligation to keep such information confidential for the benefit of the Company, or any third party with whom the Company has a contractual relationship. The Executive understands and agrees that all Confidential Information shall be kept confidential by the Executive both during and after the Executive’s engagement by the Company. The Executive further agrees that the Executive will not, without the prior written approval by the Company, disclose any Confidential Information, or use any Confidential Information in any way, either during the term of the Executive’s engagement or at any time thereafter, except as required by the Company in the course of the Executive’s engagement.

6. Termination. The Agreement shall commence on the Effective Date and shall continue until terminated upon the earlier to occur of the following events: (i) the Executive shall have the right to elect to terminate this Agreement by written election, or (ii) upon an IPO. In the event of Executive’s written election to terminate this Agreement or an IPO, the Executive Employment Agreement, attached as Exhibit A, will immediately become effective and shall supersede this Agreement. The Executive Employment Agreement shall continue in effect until terminated as set forth in accordance with the terms set forth therein; (ii) the close of business on the fourth anniversary of this Agreement; or (iii) the death or Disability (as defined in Section 6(c)) of the Executive, provided, however, that, on the fourth anniversary of the date of this Agreement, and on every subsequent annual anniversary, and unless either party has given the other party written notice of nonrenewal at least ninety (90) days prior to the such anniversary date, the term of this Agreement shall be renewed for a term ending one (1) year subsequent to such date, unless sooner terminated as provided therein.

(a) Additional Payments Due Upon Termination. Upon the Company’s termination of the Executive’s engagement with the Company without Cause, the expiration of this Agreement as a result of the Company providing the Executive with a notice of nonrenewal (“Nonrenewal by Company”) or the Executive’s resignation for Good Reason, the Executive will be entitled to receive the additional payments set forth below. Upon the termination of the Executive’s engagement as a consultant for any reason, the Executive shall retain all stock granted as of the time of termination, and all options granted prior to termination of the Executive’s engagement as a consultant shall become immediately vested irrespective of the circumstances surrounding his termination.

(i) Termination for Cause, Death, Disability, or Resignation. In the event that the engagement of the Executive is terminated for Cause, or is terminated as a result of death, Disability, or resignation without Good Reason, the Executive will be entitled to receive payment for all accrued but unpaid compensation, and accrued but unpaid additional compensation bonus, if any, as of the date of termination of the Executive’s engagement.

(ii) Termination By the Company Without Cause, Resignation by the Executive for Good Reason, or Nonrenewal by Company. In the event that the engagement of the Executive is terminated by the Company without “Cause” as defined in this Agreement, this Agreement is terminated due to Nonrenewal by Company or the Executive resigns for “Good Reason” as defined in this Agreement, the Executive shall receive payment for all accrued but unpaid compensation at the Executive’s equivalent rate, and accrued but unpaid additional compensation bonus, if any, as of the date of termination of the Executive’s engagement, and as additional compensation a lump sum payment in an amount equal to (A) twelve (12) months of compensation at the rate in effect under Section 2(a) immediately prior to the termination of the Executive’s engagement (or at the rate in effect immediately prior to any reduction in the rate of compensation that resulted in the Executive’s resignation for Good Reason) , or (B) eighteen (18) months of compensation at the rate in effect immediately prior to the termination of the Executive’s engagement (or at the rate in effect immediately prior to any reduction in such rate that resulted in the Executive’s resignation for Good Reason), and continuation of participation in the Company’s welfare benefit plans benefits, if such benefits then apply to the Executive, at the Company’s expense, if the Executive’s engagement is terminated any time after (a) an IPO or (b) a Change of Control. In addition, any unvested stock options or other equity interests shall be deemed immediately vested as of the date of the Executive’s engagement termination under this paragraph. The additional compensation described in clauses (A) and (B) of this paragraph shall be paid in a lump sum, subject to such payroll deductions and withholdings as are required by law.

(b) Conditions for Payment Upon Termination. Any other provision of this Agreement notwithstanding, paragraph (a)(ii) of this Section shall not apply unless the Executive (i) has returned all property in the Executive’s possession belonging to the Company or its successor in interest, and (ii) if serving as a director, he has tendered his written resignation as a director as provided in this Agreement.

(c) Definitions. For purposes of this Section, the following definitions shall apply:

(i) “Affiliated Group” means (A) a Person and one or more other Persons in control of, controlled by, or under common control with such Person; and (B) two or more Persons who, by written agreement among them, act in concert to acquire Voting Securities entitling them to elect a majority of the directors of the Company.

(ii) “Cause” means: (A) commission of any act of fraud as determined by the Company’s Board of Directors in good faith after providing the Executive with reasonable written notice of the specific act(s) at issue and a fair opportunity to present his position (with the involvement of counsel) to the Board prior to any decision being reached; (B) indictment for, conviction of, or plea of guilty or “no contest” to, any felony; or (C) failure to follow the lawful directions of the Board of Directors of the Company after receiving written notice of the specific failure and thirty (30) days in which to cure such failure.

(iii) “Change of Control” means: (A) the acquisition of Voting Securities of the Company by a person or an Affiliated Group entitling the holder thereof to elect a majority of the directors of the Company; provided, that an increase in the amount of Voting Securities held by a Person or Affiliated Group who on the date of this Agreement beneficially owned (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder) more than 10% of the Voting Securities shall not constitute a Change of Control; and provided, further, that an acquisition of Voting Securities by one or more Persons acting as an underwriter in connection with a sale or distribution of such Voting Securities shall not constitute a Change of Control under this clause (A); (B) the sale of all or substantially all of the assets of the Company; or (C) a merger or consolidation of the Company with or into another corporation or entity in which the stockholders of the Company immediately before such merger or consolidation do not own, in the aggregate, Voting Securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity).

(iv) “Disability” shall mean the Executive’s inability to perform the essential functions of the Executive’s job responsibilities for a period of one hundred eighty (180) days in the aggregate in any twelve (12) month period.

(v) “Good Reason” means (A) a material diminution in the Executive’s rate of compensation in effect under Section 2(a) or the additional compensation described in Section 2(b); (B) a change of more than twenty-five (25) miles in geographic location at which the Executive must perform services; (C) any action or inaction of the Company that constitutes a material breach of the terms of this Agreement; (D) any diminution or adverse change in the Executive’s title, duties, authorities, responsibilities, or reporting structure; or (E) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law. Under this subsection, the Executive cannot terminate his engagement as a consultant for Good Reason unless he has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within ninety (90) days of the initial existence of such grounds and the Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances.

(vi) “Person” means any natural person or any corporation, partnership, limited liability company, trust, unincorporated business association, or other entity.

(vii) “Voting Securities” means shares of capital stock or other equity securities entitling the holder thereof to regularly vote for the election of directors (or for person performing a similar function if the issuer is not a corporation)~~,~~  but does not include the power to vote upon the happening of some condition or event which has not yet occurred.

7. Arbitration. Any and all claims or controversies between the Company and the Executive, including but not limited to (a) those involving the construction or application of any of the terms, provisions, or conditions of this Agreement; (b) all contract or tort claims of any kind; and (c) any claim based on any federal, state, or local law, statute, regulation, or ordinance, including claims for unlawful discrimination or harassment, shall be settled by a single arbitrator in accordance with the then current Employment Dispute Resolution Rules of the American Arbitration Association. Judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction over the Company and the Executive, and, without limiting the foregoing, both the Company and the Executive hereby consent to exclusive jurisdiction in appropriate courts in the State of New York. The location of the arbitration shall be New York (Manhattan), New York. A single arbitrator shall be mutually selected by the Company and the Executive from a list provided by the American Arbitration Association. The Company shall pay the arbitrator’s fees and costs. The Executive shall pay for the Executive’s own costs and attorneys’ fees, if any. The Company shall pay for its own costs and attorneys’ fees, if any.

8. Severability. In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to a time period of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period such court deems reasonable and enforceable, then the time period of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period.

9. Section 409A.

(a) This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and Treasury guidance promulgated thereunder (“Section 409A of the Code”). If the Company determines in good faith that any provision of this Agreement would cause the Executive to incur an additional tax, penalty, or interest under Section 409A of the Code, the Company and the Executive shall use reasonable efforts to reform such provision, if possible, in a mutually agreeable fashion to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code or causing the imposition of such additional tax, penalty, or interest under Section 409A of the Code; provided, however, that in the event that any additional tax penalty or interest is imposed on the Executive under Section 409A(a)(1)(B) of the Code with respect to any compensation paid or payable under this Agreement, the Company shall provide the Executive with an additional payment (a “Tax Gross Up Payment”) in an amount such that after payment by the Executive of all taxes, penalties and interest due with respect to such Tax Gross Up Payment, the Executive will retain enough of the Tax Gross Up Payment to pay the additional tax penalties and interest due under Section 409A(a)(1)(B) of the Code. The preceding sentence shall survive the termination of this Agreement.

(b) For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event may the Executive, directly or indirectly, designate the calendar year of payment.

(c) With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, the Executive, as specified under this Agreement, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions: (1) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

(d) “Termination of engagement,” “resignation,” or words of similar import, as used in this Agreement mean, for purposes of any payments under this Agreement that are payments of deferred compensation subject to Section 409A of the Code, the Executive’s “separation from service” as defined in Section 409A of the Code.

(e) If a payment obligation under this Agreement arises on account of the Executive’s separation from service while the Executive is a “specified employee” (as defined under Section 409A of the Code and determined in good faith by the Company), any payment of “deferred compensation” (as defined under Treasury Regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-1(b)(3) through (b)(12)) that is scheduled to be paid within six (6) months after such separation from service shall accrue without interest and shall be paid within 15 days after the end of the six-month period beginning on the date of such separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Executive’s estate following his death.

10. Agreement Read and Understood. Company and the Executive acknowledge that they have carefully read the terms of this Agreement, that both parties have had an opportunity to consult with an attorney or other representative of their own choosing regarding this Agreement, that the Company and the Executive understand the terms of this Agreement, and that Company and the Executive are entering this Agreement of their own free will.

11. Complete Agreement, Modification. This Agreement is the complete agreement between the Executive and the Company on the subjects contained in this Agreement. This Agreement supersedes and replaces all previous correspondence, promises, representations, and agreements, if any, either written or oral with respect to the Executive’s engagement by the Company and any matter covered by this Agreement. No provision of this Agreement may be modified, amended, or waived except by a written document signed both by the Company and the Executive.

12. Governing Law. This Agreement shall be construed and enforced according to the laws of the State of New York without regard to conflicts of law principles.

13. Assignability. This Agreement, and the rights and obligations of the Executive and the Company under this Agreement, may not be assigned by the Executive. The Company may assign any of its rights and obligations under this Agreement to any successor or surviving corporation, limited liability company, or other entity resulting from a merger, consolidation, sale of assets, sale of stock, sale of membership interests, or other reorganization, upon condition that the assignee shall assume, either expressly or by operation of law, all of the Company’s obligations under this Agreement.

14. Notices. Any notices or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by next business day air courier service, or personally delivered to the party to whom it is to be given at the address of such party set forth on the signature page of this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14).

IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement on the day and year first above written.

PEDRO LICHTINGER WAISMAN

/s/ Pedro Lichtinger Waisman
Pedro Lichtinger Waisman

Address: 18975 Collins Avenue, Apartment 1201, Sunny Isles Beach, FL 33160

STARTON THERAPEUTICS, INC.

By:	/s/ Ken Anderson
Kenneth Anderson, MD
Title:	Director

By:	/s/ Fotios Plakogiannis
Fotios Plakogiannis
Title:	Director

By:	/s/ Eric Baum
Eric Baum
Title:	Director

By:	/s/ Mohamad Hussein
Mohamad Hussein
Title:	Director

By:	/s/ Asher Chanan-Khan, MD
Asher Chanan-Khan, MD
Title:	Director

By:	/s/ Nitin Kaushal
Nitin Kaushal
Title:	Director

By:	/s/ Roy F. Waldron
Roy F. Waldron
Title:	Director

Address:  215 College Road, Suite #300, Paramus, New Jersey 07652

EXHIBIT A

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (the “Agreement”) is made as of [________ __, 201_] by and between Starton Therapeutics, Inc., a Delaware corporation with its principal place of business located in New Jersey (the “Company”), and Pedro Lichtinger Waisman, an individual residing at 18975 Collins Avenue, Apartment 1201, Sunny Isles Beach, FL 33160 (the “Executive”).

WITNESSETH:

WHEREAS, the Executive currently performs services for the Company as a consultant pursuant to the terms of an executive agreement between the Company and the Executive dated September 1, 2022 (the “Executive Agreement”);

WHEREAS, the Company desires to secure the employment of the Executive in accordance with the provisions of this Agreement; and

WHEREAS, this Agreement is contingent upon the Company’s signing of a binding agreement constituting an Initial Public Offering or a transaction, series of transactions (including but not limited to a reverse merger), or a combination agreement, any one of which results in or is intended to result in the common stock of the Company (or its successor or surviving entity) being publicly traded (hereinafter, “IPO”), at which time (the “Effective Date”) this Agreement shall become effective (and shall thereby supersede and replace the Executive Agreement, provided that the Tax Gross Up Bonus described in Section 2(d)(ii) and the Tax Gross Up Payment described in Section 9(a) of the Executive Agreement shall survive the Effective Date of this Agreement); and

WHEREAS, the Executive desires and is willing to accept employment with the Company in accordance herewith.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Engagement

(a) Position and Duties. As of the Effective Date, this Agreement shall immediately become the operative, effective agreement between the parties with respect to the Executive’s employment with the Company and the Executive’s employment with the Company shall commence. The Company agrees to employ the Executive in the position of Chief Executive Officer and appoint the Executive as Chairman of the Board of Directors of the Company (“CEO and Chairman”) effective as of the Effective Date for a period (the “Employment Period”) provided in Section 4. The Executive shall perform the duties and functions as are customarily carried out by a CEO and Chairman of a developer of pharmaceutical or medical products of a size comparable to the Company, and as the Board of Directors of the Company shall from time to time reasonably determine. Without limiting the generality of the immediately preceding sentence, the Executive’s duties shall include managing the Company in its efforts to conduct continuous delivery transdermal research and development of technologies and products for improving patient outcomes in oncology and other therapeutic area potential indications and delivery technologies resulting from the research of the Company. The Executive shall devote his full working time, energy and skill to the business of the Company as is necessary in order to perform such duties faithfully, competently and diligently; provided, however, that notwithstanding any provision in this Agreement to the contrary, the Executive shall not be precluded from devoting reasonable periods of time to serving as a director of companies or organizations which have been prior approved by the Board of Directors of the Company, so long as such activities (i) do not interfere with the performance of the Executive’s duties hereunder; and (ii) are not competitive with the business of the Company. At present, the Executive is a member of the Board of Directors of Applied Biological Laboratories Inc. and is an Advisory Board member for Zero Gravity Solutions, Inc. and Pike Therapeutics, Inc., and the Company continues to approve the Executive’s memberships on these enumerated boards.

(b) No Conflicting Obligations. The Executive represents and warrants to the Company that the Executive is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with the Executive’s obligations under this Agreement or that would prohibit the Executive, contractually or otherwise, from performing the Executive’s duties as under this Agreement.

2. Compensation

(a) Base Salary. The Executive shall be paid an annual base salary from the Effective Date and going forward, in the amount of [ ] U.S. Dollars ($[ ],000), less standard withholdings. The Executive’s annual base salary shall be payable in equal installments in accordance with the Company’s general payment policies. During the Employment Period, the Executive’s annual base salary shall be reviewed annually, or more often if appropriate, and shall be set consistent with a compensation philosophy which targets the 50th percentile for CEO annual salaries of a group of Small Cap Biotech U.S. comparator companies in a specific process to be jointly agreed upon by the Executive and the Company, but in no event shall the Executive’s annual base salary be less than U.S. $ [ ],000.

(b) Bonus. The Executive shall be eligible to receive an annual cash bonus award in an amount of fifty percent (50%) of his base salary for that calendar year upon achievement of reasonable targets and goals for the year determined by the Board after consultation with the Executive. Such bonus shall be based upon (i) a compensation philosophy which targets the 50th percentile for CEOs of a group of Small Cap Biotech U.S. comparator companies and (ii) the extent to which the Executive achieved reasonable targets and goals for the year determined by the Board after consultation with the Executive. The Executive’s right to receive a bonus for any calendar year shall accrue as of December 31 of such year if he continues to be employed by the Company through December 31 of such year and such bonus shall be paid on or before March 15 of the following year regardless of whether or not he continues to be employed by the Company on or after January 1 of such following year.

(c) Expense Reimbursements. The Company shall reimburse the Executive for reasonable travel and other business expenses incurred by the Executive in the performance of the Executive’s duties under this Agreement, subject to the policies and procedures in effect from time to time, and provided that the Executive submits supporting vouchers, receipts, or other documentation.

(d) Equity Interests. During the Employment Period, the Company shall cause the issuance to the Executive of stock options annually in a manner consistent with an overall compensation philosophy which targets the 50th percentile for CEOs of a group of Small Cap Biotech U.S. comparator companies in a specific process to be jointly agreed upon by the Executive and the Company. The Executive shall have the right, in his sole discretion, to transfer any or all of his shares of common stock of the Company (or to direct the Company to transfer any shares of the Company’s common stock that are to be issued to him) to a family trust designated by the Executive, in accordance with applicable United States tax laws and regulations: (1) to be controlled by the Executive and (2) to be established for the benefit of the Executive’s children in the event of the Executive’s death.

(e) Benefit Plans. Except as otherwise expressly provided herein, during the Employment Period, the Executive shall be entitled to participate in all employee benefit, vacation and other plans, policies and programs for which the Executive is eligible under the terms and conditions of such plans, policies and programs which may be in effect from time to time and which the Company generally makes available to executives of the Company, including medical, dental, disability and life insurance subject to standard employee contributions.

(f) Vacation; Sick Leave. The Executive shall be entitled to twenty (20) days of vacation during each calendar year, accrued in accordance with and subject to the Company’s standard policies and prorated for any partial year of employment, paid holidays annually in accordance with the Company’s holiday schedule, absences because of illness or other incapacity, and such other reasonable absences for personal time as may be needed from time to time.

(g) Indemnification and Advancement. The Company shall provide the Executive with indemnification and defense, including without limitation the advancement of reasonable legal fees and costs, with regard to any claim, proceeding, suit, subpoena, hearing, arbitration, charge, complaint, action or cause of action (a “Proceeding”) which may be threatened or brought against the Executive, or which the Executive affirmatively initiates, in connection with actions or omissions which occurred during the Executive’s employment with the Company. The Executive shall be permitted to select counsel of his choice even in the event the Company (or any applicable Director’s and Officer’s liability carrier) assumes the defense of a Proceeding. Furthermore, if the Executive is made a defendant in a Proceeding initiated by either the Company, a former employee, officer or director of the Company, the Executive shall have the right to indemnification and advancement of fees and costs incurred as a result of his defense of such claims and his assertion of counterclaims in such a Proceeding.

3. Inventions/Intellectual Property/Confidential Information

(a) As used in this Agreement, “Intellectual Property” means any and all inventions, discoveries, formulas, improvements, writings, designs, or other intellectual property. Any and all Intellectual Property relating to or in any way pertaining to or connected with the systems, products, apparatus, or methods employed, manufactured, constructed, or researched by the Company, which the Executive may conceive or make while performing services for the Company shall be the sole and exclusive property of the Company. The Executive hereby irrevocably assigns and transfers to the Company all rights, title and interest in and to all Intellectual Property which the Executive conceives or makes while performing services for the Company that the Executive may in the future have under patent, copyright, trade secret, trademark or other law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company will be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, trademarks and other similar registrations with respect to such Intellectual Property.

(b) Execution of Documents; Power of Attorney. The Executive agrees to execute and sign any and all applications, assignments, or other instruments which the Company may deem necessary in order to enable the Company, at its expense, to apply for, prosecute, and obtain patents of the United States or foreign countries for the Intellectual Property, or in order to assign or convey to, perfect, maintain or vest in the Company the sole and exclusive right, title, and interest in and to the Intellectual Property. If the Company is unable after reasonable efforts to secure the Executive’s signature, cooperation or assistance in accordance with the preceding sentence because of the Executive’s incapacity, the Executive hereby designates and appoints the Company or its designee as the Executive’s agent and attorney-in-fact, to act on the Executive’s behalf, to execute and file documents and to do all other lawfully permitted acts necessary or desirable to perfect, maintain or otherwise protect the Company’s rights in the Intellectual Property.

(c) Disclosure of Intellectual Property. The Executive agrees to disclose promptly to the Company all Intellectual Property which the Executive may create or conceive solely, jointly, or commonly with others. This paragraph is applicable whether or not the Intellectual Property was made under the circumstances described in paragraph (a) of this Section. The to make such disclosures understanding that they will be received in confidence and that, among other things, they are for the purpose of determining whether or not rights to the related Intellectual Property is the property of the Company.

(d) Limitations. The obligations provided for by this Section 3, except for the requirements as to disclosure in paragraph 3(c), do not apply to any rights the Executive may have acquired in connection with Intellectual Property for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on the Executive’s own time and (i) which at the time of conception or reduction to practice does not relate directly or indirectly to the business of the Company, or to the actual or demonstrable anticipated research or development activities or plans of the Company, or (ii) which does not result from any work performed by the Executive for the Company. All Intellectual Property that (1) results from the use of equipment, supplies, facilities, or trade secret information of the Company; (2) relates, at the time of conception or reduction to practice of the invention, to the business of the Company, or actual or demonstrably anticipated research or development of the Company; or (3) results from any work performed by the Executive for the Company shall be assigned and is hereby assigned to the Company. If the Executive wishes to clarify that something created by the Executive prior to the Executive’s employment by the Company that relates to the actual or proposed business of the Company is not within the scope of this Agreement, the Executive may list it on Exhibit A in a manner that does not violate any third party rights.

(e) Confidential and Proprietary Information. During the Executive’s employment, the Executive will have access to trade secrets and confidential information of the Company. Confidential Information means all information and ideas, in any form, relating in any manner to matters such as: products; formulas; technology and know-how; inventions; clinical trial plans and data; business plans; marketing plans; the identity, expertise, and compensation of employees and contractors; systems, procedures, and manuals; customers; suppliers; joint venture partners; research collaborators; licensees; and financial information. Confidential Information also shall include any information of any kind, whether belonging to the Company, or any third party, that the Company has agreed to keep secret or confidential under the terms of any agreement with any third party. Confidential Information does not include: (i) information that is or becomes publicly known through lawful means other than unauthorized disclosure; (ii) information that was rightfully in the Executive’s possession prior to the Executive’s employment with the Company and was not assigned to the Company or was not disclosed to the Executive in the Executive’s capacity as a director or other fiduciary of the Company; or (iii) information disclosed to the Executive, after the termination of the Executive’s employment by the Company, without a confidential restriction by a third party who rightfully possesses the information and did not obtain it, either directly or indirectly, from the Company, and who is not subject to an obligation to keep such information confidential for the benefit of the Company, or any third party with whom the Company has a contractual relationship. The Executive understands and agrees that all Confidential Information shall be kept confidential by the Executive both during and after the Executive’s employment by the Company. The Executive further agrees that the Executive will not, without the prior written approval by the Company, disclose any Confidential Information, or use any Confidential Information in any way, either during the term of the Executive’s employment or at any time thereafter, except as required by the Company in the course of the Executive’s employment.

4. Employment Period; Termination of Employment. The Employment Period shall commence on the Effective Date and shall continue until terminated upon the earlier to occur of the following events: (i) the close of business on the fourth anniversary of this Agreement or (ii) the death or Disability (as defined in Section 4(c)) of the Executive, provided, however, that, on the third anniversary of the date of this Agreement, and on every subsequent annual anniversary, and unless either party has given the other party written notice of nonrenewal at least ninety (90) days prior to the such anniversary date, the term of this Agreement and the Employment Period shall be renewed for a term ending one (1) year subsequent to such date, unless sooner terminated as provided herein.

(a) Payments Due Upon Termination of Employment. Upon the Company’s termination of the Executive’s employment with the Company without Cause, the Executive’s resignation for Good Reason, or the expiration of this Agreement as a result of the Company providing the Executive with a notice of nonrenewal (“Nonrenewal by Company”), the Executive will be entitled to receive the severance benefits set forth below. Upon the termination of the Executive’s employment for any reason, the Executive shall retain all stock granted as of the time of termination, and all granted options shall become immediately vested irrespective of the circumstances surrounding his termination.

(i) Termination for Cause, Death, Disability, or Resignation. In the event that the employment of the Executive is terminated for Cause, or is terminated as a result of death, Disability, or resignation without Good Reason, the Executive will be entitled to receive payment for all accrued but unpaid salary, accrued but unpaid bonus, if any, and accrued but unused vacation days as of the date of termination of the Executive’s employment.

(ii) Termination By the Company Without Cause, Resignation by the Executive for Good Reason, or Nonrenewal by Company. In the event that the employment of the Executive is terminated by the Company without “Cause” as defined in this Agreement or as a result of a Nonrewal by Company or the Executive resigns for “Good Reason,” as defined in this Agreement, the Executive shall receive payment for all accrued but unpaid salary, accrued but unpaid bonus, if any, and accrued but unused vacation days as of the date of termination of the Executive’s employment, and as severance compensation a lump sum payment in an amount equal to eighteen (18) months of base salary in effect immediately prior to the termination of the Executive’s employment (or the base salary in effect immediately prior to any reduction in base salary that resulted in the Executive’s resignation for Good Reason). In addition, the Executive shall also be entitled to eighteen (18) months of continued participation in the Company’s welfare benefit plans that the Executive participated in immediately prior to his termination of employment at the Company’s expense. Any unvested stock options or other equity interests shall also be deemed immediately vested as of the date of the Executive’s employment termination under this paragraph. The severance compensation described in this paragraph shall be subject to such payroll deductions and withholdings as are required by law.

(b) Conditions for Payment Upon Termination. Any other provision of this Agreement notwithstanding, paragraph (a)(ii) of this Section shall not apply unless the Executive (i) has returned all property in the Executive’s possession belonging to the Company or its successor in interest, and (ii) if serving as a director, he has tendered his written resignation as a director as provided in this Agreement.

(c) Definitions. For purposes of this Section, the following definitions shall apply:

(i) “Cause” means: (A) commission of any act of fraud as determined by the Company’s Board of Directors in good faith after providing the Executive with reasonable written notice of the specific act(s) at issue and a fair opportunity to present his position (with the involvement of counsel) to the Board prior to any decision being reached; (B) indictment for, conviction of, or plea of guilty or “no contest” to, any felony; or (C) failure to follow the lawful directions of the Board of Directors of the Company after receiving written notice of the specific failure and thirty (30) days in which to cure such failure.

(ii) “Disability” shall mean the Executive’s inability to perform the essential functions of the Executive’s job responsibilities for a period of one hundred eighty (180) days in the aggregate in any twelve (12) month period.

(iii) “Good Reason” means (A) a material diminution in the Executive’s Salary or Bonus; (B) a change of more than twenty-five (25) miles in geographic location at which the Executive must perform services; (C) any action or inaction of the Company that constitutes a material breach of the terms of this Agreement; (D) any diminution or adverse change in the Executive’s title, duties, authorities, responsibilities, or reporting structure; or (E) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law. Under this subsection, the Executive cannot terminate his employment for Good Reason unless he has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within ninety (90) days of the initial existence of such grounds and the Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances.

5. Arbitration. Any and all claims or controversies between the Company and the Executive, including but not limited to (a) those involving the construction or application of any of the terms, provisions, or conditions of this Agreement; (b) all contract or tort claims of any kind; and (c) any claim based on any federal, state, or local law, statute, regulation, or ordinance, including claims for unlawful discrimination or harassment, shall be settled by a single arbitrator in accordance with the then current Employment Dispute Resolution Rules of the American Arbitration Association. Judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction over the Company and the Executive, and, without limiting the foregoing, both the Company and the Executive hereby consent to the exclusive jurisdiction in appropriate courts in the State of New York. The location of the arbitration shall be in New York (Manhattan), New York. A single arbitrator shall be mutually selected by the Company and the Executive from a list provided by the American Arbitration Association. The Company shall pay the arbitrator’s fees and costs. The Executive shall pay for the Executive’s own costs and attorneys’ fees, if any. The Company shall pay for its own costs and attorneys’ fees, if any.

6. Severability. In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to a time period of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period such court deems reasonable and enforceable, then the time period of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period.

7. Agreement Read and Understood. Company and the Executive acknowledge that they have carefully read the terms of this Agreement, that both parties have had an opportunity to consult with an attorney or other representative of their own choosing regarding this Agreement, that the Company and the Executive understand the terms of this Agreement, and that Company and the Executive are entering this Agreement of their own free will~~.~~

8. Complete Agreement, Modification. This Agreement is the complete agreement between the Executive and the Company on the subjects contained in this Agreement. This Agreement supersedes and replaces all previous correspondence, promises, representations, and agreements, if any, either written or oral with respect to the Executive’s employment by the Company and any matter covered by this Agreement; provided, however that the last two sentences of Section 9(a) of the Executive Agreement shall survive the Effective Date of this Agreement. No provision of this Agreement may be modified, amended, or waived except by a written document signed both by the Company and the Executive.

9.  Section 409A.

(a) This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and any regulations and Treasury guidance promulgated thereunder (“Section 409A of the Code”). If the Company determines in good faith that any provision of this Agreement would cause the Executive to incur an additional tax, penalty, or interest under Section 409A of the Code, the Company and the Executive shall use reasonable efforts to reform such provision, if possible, in a mutually agreeable fashion to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code or causing the imposition of such additional tax, penalty, or interest under Section 409A of the Code. The preceding provisions, however, shall not be construed as a guarantee by the Company of any particular tax effect to the Executive under this Agreement.

(b) For purposes of Section 409A of the Code, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event may the Executive, directly or indirectly, designate the calendar year of payment.

(c) With respect to any reimbursement of expenses of, or any provision of in-kind benefits to, the Executive, as specified under this Agreement, such reimbursement of expenses or provision of in-kind benefits shall be subject to the following conditions: (1) the expenses eligible for reimbursement or the amount of in-kind benefits provided in one taxable year shall not affect the expenses eligible for reimbursement or the amount of in-kind benefits provided in any other taxable year, except for any medical reimbursement arrangement providing for the reimbursement of expenses referred to in Section 105(b) of the Code; (2) the reimbursement of an eligible expense shall be made no later than the end of the year after the year in which such expense was incurred; and (3) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit.

(d) “Termination of employment,” “resignation,” or words of similar import, as used in this Agreement mean, for purposes of any payments under this Agreement that are payments of deferred compensation subject to Section 409A of the Code, the Executive’s “separation from service” as defined in Section 409A of the Code.

(e) If a payment obligation under this Agreement arises on account of the Executive’s separation from service while the Executive is a “specified employee” (as defined under Section 409A of the Code and determined in good faith by the Company), any payment of “deferred compensation” (as defined under Treasury Regulation Section 1.409A-1(b)(1), after giving effect to the exemptions in Treasury Regulation Sections 1.409A-1(b)(3) through (b)(12)) that is scheduled to be paid within six (6) months after such separation from service shall accrue without interest and shall be paid within 15 days after the end of the six-month period beginning on the date of such separation from service or, if earlier, within 15 days after the appointment of the personal representative or executor of the Executive’s estate following his death.

10. Governing Law. This Agreement shall be construed and enforced according to the laws of the State of New York without regard to conflicts of law principles.

11. Assignability. This Agreement, and the rights and obligations of the Executive and the Company under this Agreement, may not be assigned by the Executive. The Company may assign any of its rights and obligations under this Agreement to any successor or surviving corporation, limited liability company, or other entity resulting from a merger, consolidation, sale of assets, sale of stock, sale of membership interests, or other reorganization, upon condition that the assignee shall assume, either expressly or by operation of law, all of the Company’s obligations under this Agreement.

12. Notices. Any notices or other communication required or permitted to be given under this Agreement shall be in writing and shall be sent by next business day air courier service, or personally delivered to the party to whom it is to be given at the address of such party set forth on the signature page of this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 12).

IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement on the day and year first above written.

Pedro Lichtinger Waisman

Pedro Lichtinger Waisman

Address: 18975 Collins Avenue, Apartment 1201, Sunny Isles Beach, FL 33160

Starton Therapeutics, Inc.

By:
Kenneth Anderson, MD
Title:	Director

By:
Fotios Plakogiannis
Title:	Director

By:
Cidnee Vaykovich
Title:	Director

By:
Eric Baum
Title:	Director

By:
Mohamad Hussein
Title:	Director

By:
Asher Chanan-Khan, MD
Title:	Director

By:
Nitin Kaushal
Title:	Director

By:
Roy F. Waldron
Title:	Director

Address: 215 College Road, Suite #300, Paramus, New Jersey 07652

EXHIBIT A

PRIOR MATTERS

None

EXHIBIT B

PRIOR MATTERS

None

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